Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

ADOBE SYSTEMS INCORPORATED

DATED JANUARY 11, 2008

i

ii

		PAGE

SECTION 44.	Notices	22

ARTICLE XIII	AMENDMENTS	24

SECTION 45.	Amendments	24

ARTICLE XIV	LOANS TO DIRECTORS OR EXECUTIVE OFFICERS	24

SECTION 46.	Loans to Directors or Executive Officers	24

ARTICLE XV	MISCELLANEOUS	24

SECTION 47.	Annual Report	24

iii

AMENDED AND RESTATED

BYLAWS

OF

ADOBE SYSTEMS INCORPORATED

ARTICLE I

OFFICES

SECTION 1.           Registered Office.  The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

SECTION 2.           Other Offices.  The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

CORPORATE SEAL

SECTION 3.           Corporate Seal.  The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.”  Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE III

STOCKHOLDERS’ MEETINGS

SECTION 4.           Place of Meetings.  Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.  The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law.

SECTION 5.           Annual Meeting.  (a)  The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

(b)           At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (B) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (C) otherwise properly brought before the meeting by a stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in this paragraph (b) and who is entitled to vote at the meeting.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the corporation’s principal executive offices not less than one hundred twenty (120) calendar days in advance of the first anniversary of the date that the corporation’s (or the corporation’s predecessor’s) proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which a notice of the date of the meeting was mailed or a public announcement thereof was made.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the text of the proposal to be presented at the annual meeting, (iii) a statement in support of the proposal, (iv) a representation that such stockholder intends to appear in person, by remote communication, if applicable, or by proxy at the annual meeting to bring such business before the meeting, (v) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (vi) the class and number of shares of the corporation which are beneficially owned by the stockholder, (vii) any material interest of the stockholder in such business and a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (viii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”), in his capacity as a proponent of a stockholder proposal.  Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act.  Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b).  The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (b), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

(c)           Only persons who are nominated in accordance with the procedures set forth in this paragraph (c) shall be eligible for election as directors.  Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in this paragraph (c) and who is entitled to vote in the election of directors at the meeting and who complies with the notice procedures set forth in this paragraph (c).  Any such nomination, other than those made by or at the direction of the Board of Directors, shall, if made in connection with the election of directors (i) at an annual meeting of stockholders, be made pursuant to timely notice in writing to the Secretary of the corporation in accordance with the provisions of paragraph (b) of this Section 5 and (ii) at a special meeting of stockholders, be made pursuant to timely notice given in accordance with the provisions of Paragraph (b) of Section 6 of these Bylaws.  Any such nomination, other than those made by or at the direction of the Board of Directors, whether made in connection with the election of directors at an annual meeting of stockholders or a special meeting of stockholders, shall set forth (i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (E) a statement whether such person, if elected, intends to tender promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the corporation’s Corporate Governance Guidelines, and (F) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (b) of this Section 5.  At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the corporation that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee.  No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (c).  The chairman of the meeting shall, if the facts warrant, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

(d)           For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

SECTION 6.           Special Meetings.  (a)  Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) any of the directors designated as a Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the President, (iv) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (v) by the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting, and shall be held at such place, on such date, and at such time, as the Board of Directors shall fix.

(b)           At a special meeting of the stockholders, only such business shall be conducted and nominations for election of directors (including the filling of vacancies or newly created directorships) made as shall have been properly brought before the meeting.  To be properly brought before a special meeting, business or nominations must be: (A) specified in the notice of meeting (or any supplement thereto) or (B) in the case of a meeting called by stockholders, properly brought before the meeting by a stockholder of record of the corporation who was a stockholder of record at the time of the giving of the notice provided for in this paragraph (b) and who is entitled to vote at the meeting.  For business or nominations to be properly brought before a special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder proposal or nomination to be presented at a special meeting must be delivered on or prior to the time of delivery of the stockholder’s request for the establishment of a record date delivered pursuant to Section 37 of these Bylaws and such stockholder proposal or nomination must include the information required by these Bylaws to be included in any solicitation materials provided to any stockholder in connection with a Special Meeting Call (as defined below).  If a special meeting is called by any stockholder or stockholders (other than any of the directors designated as a Chairman of the Board of the Directors, the Chief Executive Officer, the President or the Board of Directors acting in their respective capacities as such), the call shall be in writing (the “Special Meeting Call”) and the stockholder of record which seeks to have the stockholders authorize the calling of the special meeting shall set forth, in the solicitation materials provided to stockholders requesting them to join in or otherwise authorize the Special Meeting Call, as to each matter the stockholder proposes to bring before the special meeting: (i) a brief description of the business desired to be brought before the special meeting and the reasons for conducting such business at the special meeting (including, to the extent the business to be conducted involves the nomination of one or more persons for election as director, the information required to be included in a stockholder’s notice of nomination pursuant to Section 5(c) of these Bylaws), (ii) the text of the proposal to be presented at the special meeting, (iii) a statement in support of the proposal, (iv) a representation that such stockholder intends to appear in person, by remote communication, if applicable, or by proxy at the special meeting to bring such business before the meeting, (v) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (vi) the class and number of shares of the corporation which are beneficially owned by the stockholder, (vii) any material interest of the stockholder in such business and a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and (viii) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the 1934 Act, in his capacity as a proponent of a stockholder proposal.  The Special Meeting Call shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to any of the directors designated as a Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation.  No business may be transacted at such special meeting other than in accordance with the procedures set forth in this paragraph (b).  The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the Special Meeting Call.  Upon determination of the time and place of the meeting, the officer receiving the Special Meeting Call shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws.  If the notice is not given within sixty (60) days after the receipt of the Special Meeting Call, the person or persons requesting the meeting may set the time and place of the meeting and give the notice.  Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of any of the directors designated as a Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors may be held.

SECTION 7.           Notice of Meetings.  Except as otherwise provided by law or the Certificate of Incorporation, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour and purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting.  If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.  Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

SECTION 8.           Quorum.  At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business.  In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting.  The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.  Except as otherwise provided by law or by applicable stock exchange or Nasdaq rules, or by the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the vote cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding upon the corporation. PROVIDED, HOWEVER, that directors shall be elected in accordance with Section 15 hereof by a vote of the shares present in person, by remote communication, if applicable,  or represented by proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (and, in the case of the election of directors in accordance with Section 15 hereof) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.

SECTION 9.           Adjournment and Notice of Adjourned Meetings.  Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares casting votes, excluding abstentions.  When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the corporation may transact any business, which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 10.         Voting Rights.  For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders.  Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law.  An agent so appointed need not be a stockholder.  No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period.

SECTION 11.         Joint Owners of Stock.  If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:  (a) if only one (1) votes, his or her act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b).  If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest.

SECTION 12.         List of Stockholders.  The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation.  The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

SECTION 13.         Action Without Meeting.  No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent.

SECTION 14.         Organization.  (a)  At every meeting of stockholders, one of the directors designated as a Chairman of the Board of Directors, or if no directors have been so designated or such directors are absent, the Chief Executive Officer, or if the Chief Executive has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person, by remote communication, if applicable, or by proxy, shall act as chairman.  The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)           The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

ARTICLE IV

DIRECTORS

SECTION 15.         Number and Term of Office.  The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation.  Except as provided in Section 18 of this Article IV, a nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Section 5(c) of these Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or before the tenth (10th) day before the corporation first mails its notice of meeting for such meeting to the stockholders. Directors need not be stockholders unless so required by the Certificate of Incorporation.  If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

SECTION 16.         Powers.  (a) General.  The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation or these Bylaws.

(b)           Chairman of the Board of Directors.  The Board may designate one or more directors to serve as a Chairman of the Board of Directors.  A director designated as a Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors.  Each Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

SECTION 17.         Classes of Directors.  Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into two classes designated as Class I and Class II, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors.  At the first annual meeting of stockholders following November 30, 1997, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of two years.  At the second annual meeting of stockholders following November 30, 1997, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of two years.  At each succeeding annual meeting of stockholders, directors shall be elected for a full term of two years to succeed the directors of the class whose terms expire at such annual meeting.  Notwithstanding the foregoing provisions of this Section, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

SECTION 18.         Vacancies.  Unless otherwise provided in the Certificate of Incorporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors.  Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.  A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

SECTION 19.         Resignation.  Any director may resign at any time by delivering his resignation in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors.  If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors.  When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

SECTION 20.         Removal.  Subject to the rights of the holders of any series of Preferred Stock, the Board of Directors or any individual director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of the corporation, entitled to vote at an election of directors (the “Voting Stock”).

SECTION 21.         Meetings.  (a) Annual Meetings.  The annual meeting of the Board of Directors shall be held immediately before or after the annual meeting of stockholders and may be at the place where such meeting is held.  No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

(b)           Regular Meetings.  Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof.  Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware, or solely by means of conference telephone or other communications equipment, as designated by resolution of the Board of Directors or by the consent of all directors given in writing or by electronic transmission.

(c)           Special Meetings.  Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware, or solely by means of conference telephone or other communications equipment, whenever called by any of the directors designated as a Chairman of the Board of Directors, the Chief Executive Officer, the President or any two of the directors.

(d)           Meetings by Conference Telephone or Other Communications Equipment.  Members of the Board of Directors, or of any committee thereof, may participate in and hold meetings by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)           Notice of Meetings.  Notice of the time and place of all special meetings of the Board of Directors shall be given orally, in writing, by telephone, facsimile, telegraph, telex, electronic mail or any form of electronic transmission, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting, or sent in writing to each director by first class mail, charges prepaid, at least three (3) days before the date of the meeting.  Such notice shall state the time and place, if any, of the special meeting of the Board of Directors, and the means to attend to the meeting through conference telephone or other communications equipment, if any.  Such notice shall state the time and place, if any, of the special meeting of the Board of Directors, and the means to attend to the meeting through conference telephone or other communication equipment, if any.  Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(f)            Waiver of Notice.  The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission.  All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 22.         Quorum and Voting.  (a) Unless the Certificate of Incorporation requires a greater number and except with respect to indemnification questions arising under Section 43 hereof, for which a quorum shall be one-third of the exact number of directors fixed from time to time in accordance with the Certificate of Incorporation, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; PROVIDED, HOWEVER, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b)           At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

SECTION 23.         Action Without Meeting.  Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 24.         Fees and Compensation.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

SECTION 25.         Committees.  (a) Executive Committee.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee to consist of one (1) or more members of the Board of Directors.  The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, including without limitation the power or authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the bylaws of the corporation.

(b)           Other Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law.  Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

(c)           Term.  Each member of a committee of the Board of Directors shall serve at the pleasure of the Board of Directors and until his or her successors shall have been duly elected, unless sooner removed.  The Board of Directors, subject to the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d)           Meetings.  Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places, if any, or solely by means of conference telephone or other communications equipment, as determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter.  Special meetings of any such committee may be held at any place, or solely by means of conference telephone or other communications equipment, as determined from time to time by such committee, and may be called by any director who is a member of such committee, upon written notice to the members of such committee of the time and place, if any, of such special meeting and the means to attend to the meeting through conference telephone or other communications equipment, if any, given in the manner provided for the giving of written notice to members of the Board of Directors of special meetings of the Board of Directors.  Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

SECTION 26.         Organization.  At every meeting of the directors, one of the directors designated as a Chairman of the Board of Directors, or if no directors have been so designated or such directors are absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting.  The Secretary, or in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

ARTICLE V

OFFICERS

SECTION 27.         Officers Designated.  The officers of the corporation shall include, if and when designated by the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary and the Chief Financial Officer, all of whom shall be appointed at the annual meeting of the Board of Directors.  The Board of Directors (or if so empowered in accordance with this Section 27) may also appoint other officers and agents with such powers and duties as it shall deem necessary.  Notwithstanding the foregoing, the Board of Directors may empower the Chief Executive Officer of the corporation to appoint such officers, other than the President, Secretary or Chief Financial Officer, as the business of the corporation may require.  The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate.  Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law.  The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors or a designated committee of the Board of Directors.

SECTION 28.         Tenure and Duties of Officers.  (a) General.  All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed.  Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b)           Duties of Chief Executive Officer.  The Chief Executive Officer shall be the general manager and chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the corporation.  He or she shall preside at all meetings of the stockholders if no director shall have been designated a Chairman of the Board of Directors or if such director is absent and shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall have other powers and duties as may be prescribed by the Board of Directors.

(c)           Duties of President.  In the absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer and, when so acting, shall have all the powers of, and be subject to all of the restrictions upon, the Chief Executive Officer.  The President shall have such other powers and perform such other duties as from time to time may be prescribed for the President by the Board of Directors or the Chief Executive Officer.

(d)           Duties of Vice Presidents.  In the absence or disability of the President, the

Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors, the Chief Executive Officer or the President.

(e)           Duties of Secretary.  The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and stockholders.  Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Bylaws or the Delaware General Corporation Law.  The Secretary shall keep, or cause to be kept at the principal executive office or at the office of the corporation’s transfer agent or registrar, a record of its stockholders, giving the name and addresses of all stockholders and the number and class of shares held by each.  The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Bylaws or by law to be given, and shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.

(f)            Duties of Chief Financial Officer.  The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.  The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the corporation with such depositories as may be designated by the Board of Directors.  He or she shall disburse all funds of the corporation as may be ordered by the Board of Directors, shall render to the President, Chief Executive Officer and Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the corporation, shall perform other duties commonly incident to his or her office and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors, the Chief Executive Officer or the President.  The Chief Executive Officer or President may direct the Vice President Finance to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and the Vice President Finance shall perform other duties commonly incident to his or her office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer shall designate from time to time.

SECTION 29.         Delegation of Authority.  The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

SECTION 30.         Resignations.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary.  Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time.  Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.  Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

SECTION 31.         Removal.  Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous consent given in writing or by electronic transmission by the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF
SECURITIES OWNED BY THE CORPORATION

SECTION 32.         Execution of Corporate Instruments.  The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.  Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chief Executive Officer, or the President, Chief Financial Officer or any Vice President.  All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.  All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.  Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

SECTION 33.         Voting of Securities Owned by the Corporation.  All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer, the President, or any Vice President.

ARTICLE VII

SHARES OF STOCK

SECTION 34.         Form and Execution of Certificates.  Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law.  Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chief Executive Officer, or the President or any Vice President and by the or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation.  Any or all of the signatures on the certificate may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.  Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.  Except as otherwise expressly provided by law, the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

SECTION 35.         Lost Certificates.  A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

SECTION 36.         Transfers.  (a)  Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b)           The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the General Corporation Law of Delaware.

SECTION 37.         Fixing Record Dates.  (a)  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)           In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) nor less than ten (10) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  Notwithstanding the foregoing, if any stockholder of record seeks to have the stockholders authorize the calling of a special meeting, such stockholder shall, by written notice to the Secretary, request the Board of Directors to fix a record date for taking such action.  The Board of Directors shall, within ten (10) days after the date on which such a request is received, adopt a resolution fixing such record date, which date shall not be more than ten (10) days after the date upon which the resolution fixing such record date is adopted by the Board of Directors.

SECTION 38.         Registered Stockholders.  The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

SECTION 39.         Execution of Other Securities.  All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; PROVIDED, HOWEVER, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons.  Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person.  In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

SECTION 40.         Declaration of Dividends.  Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 41.         Dividend Reserve.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

FISCAL YEAR

SECTION 42.         Fiscal Year.  The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

ARTICLE XI

INDEMNIFICATION

SECTION 43.         Indemnification of Directors, Executive Officers, Other Officers, Employees and Other Agents.  (a) Directors and Executive Officers.  The corporation shall indemnify its directors and executive officers (for the purposes of this Article XI, “executive officers shall have the meaning defined in Rule 3b-7 promulgated under the 1934 Act) to the fullest extent not prohibited by the Delaware General Corporation Law; PROVIDED, HOWEVER, that the corporation may modify the extent of such indemnification by individual contracts with its directors and executive officers; and, PROVIDED, FURTHER, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law or (iv) such indemnification is required to be made under subsection (d).

(b)           Other Officers, Employees and Other Agents.  The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

(c)           Expenses.  The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or executive officer of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Bylaw or otherwise.  Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the corporation to an executive officer of the corporation (except by reason of the fact that such executive officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)           Enforcement.  Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer.  Any right to indemnification or advances granted by this Bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor.  The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim.  In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed.  In connection with any claim by an executive officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.  In any suit brought by a director or executive officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or executive officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e)           Non-Exclusivity of Rights.  The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office.  The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law.

(f)            Survival of Rights.  The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)           Insurance.  To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h)           Amendments.  Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i)            Saving Clause.  If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

(j)            Certain Definitions.  For the purposes of this Bylaw, the following definitions shall apply:

(i)            The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)           The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)          The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv)          References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)           References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which    imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted   in a manner “not opposed to the best interests of the corporation” as referred to in this Bylaw.

ARTICLE XII

NOTICES

SECTION 44.         Notices.  (a) Notice to Stockholders.  Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein.  Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means.

(b)           Notice to Directors.  Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise stated in these Bylaws, or by facsimile, telex, telegram, electronic transmission or by overnight delivery service, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c)           Affidavit of Mailing.  An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d)           Time Notices Deemed Given.  All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing, and all notices given by facsimile, telex,  telegram or electronic transmission shall be deemed to have been given as of the sending time recorded at time of transmission.

(e)           Methods of Notice.  It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(f)            Failure to Receive Notice.  The period or limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such director to receive such notice.

(g)           Notice to Person with Whom Communication Is Unlawful.  Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person.  Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.  In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(h)           Notice to Person with Undeliverable Address.  Whenever notice is required to be given, under any provision of law or the Certificate of Incorporation or Bylaws of the corporation, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his address as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such person shall not be required.  Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given.  If any such person shall deliver to the corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated.  In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this paragraph.

(i)            Notice to Stockholders Sharing an Address.  Except as otherwise prohibited under Delaware General Corporation Law, any notice given under the provisions of Delaware General Corporation Law, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

ARTICLE XIII

AMENDMENTS

SECTION 45.         Amendments.  Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of a majority of the voting power of all of the then-outstanding shares of the Voting Stock.  The Board of Directors shall also have the power to adopt, amend, or repeal the Bylaws.

ARTICLE XIV

LOANS TO DIRECTORS OR EXECUTIVE OFFICERS

SECTION 46.         Loans to Directors or Executive Officers.  The corporation may not, directly or indirectly, including through any subsidiary, extend or maintain credit, arrange for the extension of credit, or renew an extension of credit, in the form of a personal loan to or for any member of the Board of Directors or any executive officer (or equivalent thereof) of the corporation.

ARTICLE XV

MISCELLANEOUS

SECTION 47.         Annual Report.  (a) Subject to the provisions of paragraph (b) of this Bylaw, the Board of Directors shall cause an annual report to be sent to each stockholder of the corporation not later than one hundred twenty (120) days after the close of the corporation’s fiscal year.  Such report shall include a balance sheet as of the end of such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants, or if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation.  When there are more than one hundred (100) stockholders of record of the corporation’s shares, as determined by Section 605 of the California Corporations Code, additional information as required by Section 1501(b) of the California Corporations Code shall also be contained in such report, provided that if the corporation has a class of securities registered under Section 12 of the 1934 Act, that Act shall take precedence.  Such report shall be sent to stockholders at least fifteen (15) days prior to the next annual meeting of stockholders after the end of the fiscal year to which it relates.

(b)           If and so long as there are fewer than 100 holders of record of the corporation’s shares, the requirement of sending of an annual report to the stockholders of the corporation is hereby expressly waived.